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                                                                      EXHIBIT 99

                                            For More Information Contact:
                                            Steve Baker, steveb@jdpr.com or
FOR RELEASE                                 Jeff Dezen, jeffd@jdpr.com
December 17, 2001                           JDPR, 864-233-3776
                                            www.homeandgardensolutions.com

          UNITED INDUSTRIES ACQUIRES LEADING CONSUMER FERTILIZER BRANDS

             LARGER PRODUCT PORTFOLIO COMPLEMENTED BY SALES-SERVICE
                             AND MARKETING EXPERTISE

St. Louis, MO - Advancing its strategic plan for growth in the consumer lawn and garden category, United Industries (United), which does business as Spectrum Brands, today announced that it has acquired leading consumer fertilizer brands VIGORO(R), STA-GREEN(R) and BANDINI(R), as well as acquiring licensing rights to the BEST(R) line of fertilizer products. The brands, formerly owned by Pursell Industries, complement United's consumer lawn, garden and insect control products including the well-known brands SPECTRACIDE(R), SPECTRACIDE TERMINATE(TM), PETERS(R), REAL KILL(R), NO-PEST(R), HOT SHOT(R) and CUTTER(R). Pursell will continue to manufacture, warehouse and distribute the fertilizer products for United under a long-term agreement. United will leverage its marketing and sales-service expertise to drive growth within the retail distribution channels.

                     UNITED INCREASES TOP LINE BY NEARLY 50%

The acquisition will add approximately $145MM in revenue to United's top line of approximately $300MM, increasing revenue by nearly 50%. According to United Chairman and CEO Bob Caulk, "The addition of these popular Brands to our portfolio of products is strategically important as it gives us the opportunity to expand our proven business model, bringing world class retail execution, focused marketing and operational excellence to a new category of products. This combination will strengthen our in-store presence and give us an opportunity to create a more efficient supply chain, benefiting both our customers and consumers alike. The transaction allows Pursell to realize their goal of focusing on their core strengths of fertilizer technology and manufacturing."

Caulk added that the newly acquired brands will be managed out of United's St. Louis headquarters. United will offer jobs to a number of people currently employed by Pursell. Other employees will remain with Pursell to manage their on-going manufacturing operations. Caulk underscored, "Business continuity is our number-one objective. Now is the time to deliver on customers' expectations for the 2002 season. Both organizations are poised to deliver the quality products and services that our customers expect. We are thrilled with the consummation of this transaction and are already engaged in the key integration activities to make it a success."

United Industries Corporation is the leading manufacturer and marketer of value and opening price point brand products for the consumer lawn and garden care and insect control markets in the United States. The company offers one of the broadest product lines in the industry under a variety of brand names including SPECTRACIDE(R), SPECTRACIDE TERMINATE(TM), REAL KILL(R), NO-PEST(R), HOT
SHOT(R), CUTTER(R), STA-GREEN(R), VIGORO(R), BANDINI(R), PETERS(R), and BEST(R).
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FOR IMMEDIATE RELEASE                                                     Page 2


Certain matters discussed in this news release, with the exception of historical matters, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934 which involves risks and uncertainties. These forward-looking statements are based on the Company's current expectations. Actual results may differ materially from these statements as a result of changes in external competitive market factors, unanticipated changes in the Company's industry, or the economy in general, as well as various other factors, including weather patterns. The Company does not undertake any obligation to update or revise forward-looking statements made by or on its behalf, whether as a result of new information, future events or otherwise.

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